Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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| X |  Preliminary Proxy Statement
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(as permitted by Rule 14a-6(e)(2))

RecycleNet Corporation
(Name of Registrant as Specified in Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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RECYCLENET CORPORATION
175 East 400 South, Suite 900
Salt Lake City, Utah 84111
(519) 767-2913
(801) 531-0404

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
June 20, 2008

To the Shareholders:

The Annual Meeting (“Meeting”) of shareholders of RECYCLENET CORPORATION (“Company”) will be held at the office of Hertzberger, Olsen and Associates located at Corporate Square, Penthouse, 30 Duke St. W., Kitchener, Ontario, Canada on Friday, June 20, 2008, commencing at 10:15 o’clock a.m., EST for the following purposes:

1.	To elect three directors of the Company.

2.	To ratify the appointment of the Company’s independent auditors.

3.	To amend the Articles of Incorporation for the Class “N” voting, non-equity shares of the Company to be directly convertible to common shares on a one for one basis.

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 16, 2008, as the record date for the determination of shareholders entitled to notice of the Meeting.  All shareholders of record at close of business on that date will be entitled to vote at the Meeting.  The transfer books will not be closed. A listing of those entitled to vote will be available for inspection ten days prior to the meeting at the offices of the Company at the above address.

Shareholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy and return it to the Company in the enclosed envelope.

By Order of the Board of Directors

/s/ Paul Roszel
Paul Roszel, Chairman

Guelph, Ontario, Canada
March 31, 2008

THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT SHAREHOLDERS OF THE COMPANY.  NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN.  THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL ANY SECURITY.

RECYCLENET CORPORATION
175 East 400 South, Suite 900
Salt Lake City, Utah 84111
Tel:  (801) 531-0404
Fax:  (801) 531-0707

PROXY STATEMENT AND SOLICITATION

This Statement is furnished in connection with the solicitation by the Board of Directors of RecycleNet Corporation, a Utah corporation (“Company”), of proxies to be voted at the Company’s annual meeting of shareholders (“Meeting”) to be held on June 20, 2008.  This proxy statement and form of proxy will be sent to shareholders on approximately May 29, 2008.

If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting.  Each proxy will be voted as instructed and, if no instruction is given, will be voted “FOR” the election of the named directors, and FOR” ratification of the appointment of the independent auditors of the Company, and “FOR” the amendment to the articles of incorporation on the convertibility of the Class “N” shares.  The named proxies may vote at their discretion upon such other matters as may properly come before the Meeting.  A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Company, by executing a later dated proxy, or by voting in person at the meeting.

If a shareholder is the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with the beneficial owner’s instructions.  If the owner does not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items and those shares will be treated as “broker non-votes”.  The election of directors is a “discretionary” item.

PERSONS MAKING THE SOLICITATION

The proxy is solicited on behalf of the Board of Directors of the Company.  The cost of soliciting proxies will be borne by the Company.  The Company estimates that the total cost of this solicitation will aggregate $6,000.  To date, the Company has spent $500.  The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to those persons for whom they hold such shares and request authority for the execution of proxies.  The Company will reimburse for reasonable costs incurred by them in so doing.  Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone or electronic means, but will receive no extra compensation for doing so.

SHAREHOLDERS ENTITLED TO VOTE

All holders of common shares and Class “N” shares of the Company are entitled to one vote for each share held.  As of the record date, there were 79,091,412 common shares outstanding and 56,800,000 Class “N” voting, non-equity participating shares outstanding.  There are no other voting securities outstanding.  A majority of the common and Class “N” shares constitutes a quorum at any shareholders’ meeting. Nominee non-votes and abstentions will be counted for purposes of determining a quorum but will not be counted as votes cast. Shareholders are not entitled to cumulate their shares for voting purposes. The transfer books of the Company will not be closed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 31, 2008, the names of those persons (other than management) known to the Company to beneficially own more than 5% of the outstanding common and Class “N” shares of the Company:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Inter-Continental Recycling, Inc. (1) 7 Darren Place Guelph, Ontario Canada	39,821,121 Common	50.35%

Inter-Continental Recycling, Inc. (1) 7 Darren Place Guelph, Ontario Canada	56,800,000 Class “N”	100.00%
_______________________________
(1). Inter-Continental Recycling Inc., is owned and beneficially held by Paul Roszel, an officer and director of the Company, and his immediate family.

A subsidiary of the Company, RecycleNet Corporation (Ontario), a Canadian company, had issued a series of shares, Class X non-voting, equity participating shares.  The Company has a designated series of Class N shares that are voting, non-equity participating.  The Class X and Class N shares were convertible into common shares on the basis of one Class X share and one Class N share combined into one common share of the Company.

Effective December 31, 2007 the Company sold its subsidiary, RecycleNet Corporation (Ontario) to an affiliate of the Company.  As a result of this transaction Management of the Company proposes that the Articles of Incorporation of the Company be amended to provide that the outstanding Class N voting, non-equity shares be directly convertible to common shares on a one for one basis.  No dilution to current shareholders will occur from this amendment.

Security Ownership of Management

The following table sets forth, as of March 31, 2008, the number of shares beneficially owned by each officer and director of the Company and all officers and directors as a group:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Paul Roszel (1) 7 Darren Place Guelph, Ontario Canada	3,344,130 Common	4.23%

Richard R. Ivanovick 23 Cottontail Place Cambridge, Ontario Canada	4,105,622 Common	5.19%

Keith A. Deck 46 Sherwood Drive Guelph, Ontario Canada	812,004 Common	1.03%

All Officers and Directors as a group (3 persons):	8,261,756 Common	10.45%

_______________________________
(1). See footnote (1) in the preceding table above. Therefore, Mr. Roszel may be deemed to be a beneficial owner of all shares held by Inter-Continental Recycling, Inc.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the current directors and executive officers of the Company:

Name and Age	Position	Director since

Paul Roszel, 51	Chairman of the Board & Director	Inception
Richard R. Ivanovick, 67	Chief Financial Officer & Director	1999
Keith A. Deck, 71	Director	2000

Paul Roszel has been involved with the Company since 1988. Mr. Roszel has over 25 years of hands on experience in the recycling industry. He has been actively involved in the development and implementation of collection, processing, transportation and sales/marketing programs for secondary commodities.

Richard R. Ivanovick C.A. joined the Company in November 1998. For the past 30 years, Mr. Ivanovick has been serving as President of Marsh Tire Service Ltd., Ontario, Canada, a company involved in automobile service, sales and leasing of automobiles, in the Guelph, Ontario area.

Keith A. Deck is a retired executive with experience in the Automotive and Electrical Manufacturing areas of business. From 1989 to 1999 Mr. Deck was the General Manager of the Rocktell and Autocom plant operations of Linamar Corporation in Guelph, Ontario Canada. Limamar Corporation is a publicly traded company on the Toronto Stock Exchange in Canada.

There are no arrangements or understandings between any of the foregoing and any other person pursuant to which the foregoing were selected to be nominees as directors of the Company.  There are no significant employees who are not also directors or executive officers except as described above. There are no material legal proceedings pending against the Company or any of its officers or directors or involving any adverse interest by any officer or director against the Company.

Meetings of the Board

During the last fiscal year the Company’s Board of Directors held four meetings and took unanimous action through four sets of minutes. All directors attended all meetings.

Committees

The Company does not have standing audit, nominating, compensation or other committees of its Board of Directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (“1934 Act”) requires the Company’s officers, directors and persons who own more than 10% of the Company’s registered equity securities to file with the Securities & Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of shares of the Company.  The persons filing are required by SEC regulation to furnish the Company with copies of all forms filed.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, currently, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% shareholders have been met and complied with.

CERTAIN RELATIONSHIPS & RELATED TRANSACTIONS

There were no transactions or series of similar transactions during the Company’s last fiscal year (or currently proposed) in which the amount exceeds $60,000 and to which the Company and any of it’s officers, directors or greater than 5% shareholders are parties or have a material interest, direct or indirect.  None of the Company’s directors is or has been an executive officer of, or owns or owned in excess of 10% equity interest in, any business or professional entity that has made, currently or during the last full fiscal year, any payments to the Company in excess of 5% of the Company’s or other entity’s consolidated gross revenues for its last full fiscal year.  None of the Company’s directors is or has been an executive officer of or owns or owned in excess of 10% equity interest in any business or professional entity to which the Company has made or will make payments for property or services in excess of 5% of the Company’s or other entities consolidated gross revenues for its last full fiscal year.  None of the Company’s directors are or have been executive officers of or owns or owned in excess of 5% equity interest in any entity to which the Company was indebted at the end of it’s last full fiscal year in an aggregate amount in excess of 5% of the Company’s total consolidated assets at the end of such year.  None of the Company’s directors are members of or counsel to any law firms that the Company has retained or partners or officers of any investment banking firm that has performed services for the Company.  Finally, no director, executive officer, nominee for election as director, any member of the immediate family of the forgoing persons, any corporation or organization of which any of the foregoing persons is an officer or partner or is (directly or indirectly) owner of 10% or more of equity securities of such entity, or any trust or estate in which any of the foregoing persons has a substantial interest or serves as trustee, is or has been indebted to the Company at any time since the beginning of the Company’s last fiscal year in excess of $60,000.  See also Note 3 on Notes to Consolidated Financial Statements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Chief Executive Officer and a director of the Company is Paul Roszel.  His total compensation aggregated $79,711 USD during the year ending December 31, 2007. The Company did not pay the compensation directly. It was paid by the majority holder of the Company’s voting securities, Inter-Continental Recycling, Inc. The Company reimburses Inter-Continental Recycling, Inc., on a monthly basis for the compensation paid by it to Mr. Roszel.  Thus, it may be deemed that the Company pays Mr. Roszel’s compensation indirectly. During the year ending December 31, 2007, Richard R. Ivanovick, Chief Financial Officer and a director, was paid for consulting services of $37,428 USD.  Keith A. Deck, a director, did not receive any funds in the year ended December 31, 2007. No officer of the Company earned an aggregate of $100,000 or more in total compensation during the fiscal year noted or during the two fiscal years prior thereto.  The total cash compensation of all officers during the last fiscal year was $117,139 USD paid to Mr. Roszel and Mr. Ivanovick, inasmuch as Mr. Deck did not receive any compensation from the Company.

The Company does not have any pension or incentive plans, such as share option plans, share awards, non-equity incentive compensation, or other compensation arrangements, short or long term.

Because of the description above of the compensation paid during the last fiscal year, the Company is not including a Compensation Discussion and Analysis pursuant to Item 402(b) under Regulation S-K or S-B inasmuch as the Company believes the analysis and discussion is not necessary under the circumstances.

The Company does not have a Compensation Committee. The compensation is determined by the Board of Directors and is paid only for services actually rendered.  The Board determines the compensation primarily based upon the value to the Company of the services rendered, the prevailing rates of compensation in the industry in which the Company does business, and similar factors.

Audit Fees

Fees for the fiscal year 2007 audit and the review of Forms 10-QSB and Form 10-KSB are $23,550; of which $12,000 has been billed and paid as of March 31, 2008.

Financial Information Systems Design and Implementation Fees

There were no fees billed for Financial Information Systems Design and Implementation Fees.

All Other Fees

Aggregate fees contracted/billed for all other services rendered by Hansen, Barnett & Maxwell, P.C. for the year ended December 31, 2007 are $3,050 and consist mainly of non-audit fees related to tax compliance services and consulting fees.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

The three persons named above in “Directors and Executive Officers” and who are designated as directors of the Company, Paul Roszel, Richard R. Ivanovick and Keith A. Deck, are standing for election as directors of the Company for the coming year or until their successors are qualified and elected.  The Company expects all of the nominees will be able to serve as directors.  If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.  The Board of Directors recommends a vote “FOR” the above nominees.

PROPOSAL NUMBER 2
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed HANSEN, BARNETT & MAXWELL, P.C. certified public accountants, Salt Lake City, Utah, to be the independent public accountants for the Company during the coming year and until the next annual shareholders meeting of the Company.  Hansen, Barnett & Maxwell, P.C. has served as the Company’s public accountants for more than seven years and the Board is requesting that the shareholders ratify that appointment.  The Board of Directors recommends a vote “FOR” the ratification of the public accountants.

PROPOSAL NUMBER 3
AMENDMENT TO THE ARTICLES OF INCORPORATION

  Upon initial incorporation of RecycleNet Corporation (Utah) one Class “N” voting, non-equity share of RecycleNet Corporation (Utah) and one Class “X” non-voting, equity share of RecycleNet Corporation (Ontario) could be converted into one common share of RecycleNet Corporation (Utah).  With the disposal of RecycleNet Corporation (Ontario) on December 31, 2007, there are no longer Class “X” shares to be converted within RecycleNet Corporation (Utah), so this proposal is to amend the Articles of Incorporation that the Class “N” shares be directly convertible to common shares on a one for one basis. The Board of Directors recommends a vote “FOR” the amendment to the Articles of Incorporation.

SHAREHOLDER PROPOSALS

Shareholders of the Company may present proposals to the Company for inclusion in the Company’s proxy statement prepared in connection with its next regular annual meeting of shareholders.  Proposals to be included in the materials for the 2008 annual meeting must be received by the Company no later than January 31, 2009 in order to be considered for inclusion.  The Board will review any proposal that is received by that date and determine if it is a proper proposal to present to the 2008 annual meeting of shareholders.

OTHER MATTERS

As of the date of this proxy statement, management of the Company is unaware of any other matters for action at the meeting other than as set forth herein.  If any other matter properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

ANNUAL REPORT

Accompanying this Proxy Statement is a copy of the Company’s financial information contained in it’s Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission in Washington, DC. The Company hereby incorporates by this reference all other filings made by the Company under Section 13 of the Securities Exchange Act of 1934 in this Proxy Statement for purposes of disclosure of information required herein by the Proxy Rules, as applicable, of the Commission under Section 14 of that Act and the rules thereunder.  The Company hereby undertakes to deliver, upon written or oral request, a copy of the Proxy Statement and the Annual Report on Form 10-KSB to any person who so requests. Direct requests to the Company at it’s address set forth above or request via email at info@recycle.net.

By Order of the Board of Directors
March 31, 2008
Paul Roszel, Chairman

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company
Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors
RecycleNet Corporation

We have audited the consolidated balance sheets of RecycleNet Corporation and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RecycleNet Corporation and subsidiaries as of December 31, 2007 and 2006 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 27, 2008

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

December 31,	2007	2006

ASSETS
Current Assets
Cash	$52,364	$315,304
Trade accounts receivable, net of $2,500 allowance for bad debt	16,928	33,468
Other receivables	0	844
Prepaid expenses	5,621	16,022

Total Current Assets	74,913	365,638

Property and Equipment
Computer equipment	21,422	71,607
Less: accumulated depreciation	(8,568)	(39,991)

Net Property and Equipment	12,854	31,616

Related party receivable	151,185	115,957

Total Assets	$238,952	$513,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued liabilities	$31,109	$48,503
Deferred revenue	91,549	135,143

Total Current Liabilities	122,658	183,646

Stockholders' Equity
Class N convertible shares (and Class X shares of Amalco) - $0.01 par value; 70,896,789 shares authorized; 56,800,000 and 60,539,259 shares issued and outstanding as of December 31, 2007 and 2006 respectively	568,000	605,393
Common shares - $0.01 par value; 179,103,211 shares authorized; 79,091,412 and 77,108,214 shares issued and outstanding as of December 31, 2007 and 2006 respectively	790,914	771,082
Additional paid-in capital	4,462	34,315
Accumulated deficit	(1,247,082)	(1,081,225)

Total Stockholders' Equity	116,294	329,565

Total Liabilities and Stockholders' Equity	$238,952	$513,211

The accompanying notes are an integral part of these consolidated financial statements.

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,	2007	2006
Sales	$857,671	$1,051,536
Operating Expenses
Selling, general and administrative expenses	904,512	940,235
Foreign currency exchange loss	0	78
Total Operating Expenses	904,512	940,313
Income From Continuing Operations	(46,841)	111,223
Discontinued Operations
Loss from discontinued operations – Oldwebsites.com, Inc	(32,935)	(1,991)
Loss from discontinued operations – RecycleNet Ontario	2,755	15,317
Loss from discontinued operations – Scrap China Corp	0	(4,494)
Net Income (Loss)	$(77,021)	$120,055
Basic Income (Loss) Per Common Share From
Continuing Operations	$-	$-
Discontinued Operations	-	-
Basic Income (Loss) Per Common Share	$-	$-
Diluted Income (Loss) Per Common Share From
Continuing Operations	$-	$-
Discontinued Operations	-	-
Diluted Income (Loss) Per Common Share	$-	$-
Basic Weighted-Average Common Shares Outstanding	77,897,928	77,108,214
Diluted Weighted-Average Common Shares Outstanding	77,897,928	137,647,473

The accompanying notes are an integral part of these consolidated financial statements.

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Class N Common Shares		Common Shares		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2005	60,539,259	605,393	77,108,214	771,082	34,315	(1,259,904)	150,886
Contribution from Spin off of Scrap China	-	-	-	-	-	58,624	58,624
Net Income	-	-	-	-	-	120,055	120,055
Balance - December 31, 2006	60,539,259	$605,393	77,108,214	$771,082	$34,315	$(1,081,225)	$329,565
Conversion of 1,983,198 shares of Class N (and 1,938,198 shares of Class X) to 1,938,198 shares of common stock	(1,983,198)	$(19,832)	1,983,198	$19,832
Redemption of 1,756,061 Class N (and 1,756,061 Class X) Shares	(1,756,061)	$(17,561)			(29,853)		$(47,414)
Disposal from Spin off of Oldwebsites.com						$(48,409)	$(48,409)
Distribution from sale of RecycleNet Ontario						$(40,427)	$(40,427)
Net Loss for the year ended December 31, 2007						(77,021)	$(77,021)
Balance December 31 2007	56,800,000	$568,000	79,091,412	$790,914	$4,462	$(1,247,082)	$116,294

The accompanying notes are an integral part of these consolidated financial statements.

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31,	2007	2006
Cash Flows From Operating Activities:
Net income (loss)	$(77,021)	$120,055
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	8,626	9,651
Foreign currency exchange loss	5,488	(1,680)
Changes in assets and liabilities:
Accounts and other receivables	15,335	7,347
Prepaid expenses	10,401	(5,615)
Accrued liabilities	(24,696)	6,779
Deferred revenue	(32,019)	33,146
Net Cash Provided By (Used In) Operating Activities	(93,887)	169,683

Cash Flows From Investing Activities:
Advances to related party	(35,228)	(52,333)
Advances to affiliates	0	(5,000)
Cash distributed in spin off of Oldwebsites.com, Inc	(51,269)
Cash distributed in sale of RecycleNet Ontario	(42,411)
Collection of advances to related party	0	0
Purchase of property and equipment	0	(25,339)
Net Cash Provided By (Used In) Investing Activities	(128,908)	(82,672)
Cash Flows from Financing Activities:
Redemption of Class N (and Class X) Shares	(47,414)	0
Net Cash Used in Financing Activities	(47,414)	0
Effect of Exchange Rate Changes on Cash	7,269	1,314

Net Change in Cash	(262,940)	88,325

Cash at Beginning of Period	315,304	226,979
Cash at End of Period	$52,364	$315,304

Non-Cash Investing and Financing Activities:
Contribution from spin off of Scrap China		58,624
Distribution from spin off of Oldwebsites.com, Inc	48,409
Conversion of 1,983,198 S/N shares to 1,983,198 common shares	19,832
Distribution on Sale of RecycleNet Ontario	40,427

The accompanying notes are an integral part of these consolidated financial statements.

RECYCLENET CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Consolidation - The accompanying consolidated financial statements include the accounts of RecycleNet Corporation and its wholly-owned subsidiary Scrap.Net, Inc., as well as the newly incorporated subsidiaries Waste.Net, Inc. and Recycle West Network. Inter-company accounts and transactions have been eliminated in consolidation.

On January 20, 2006, the Company did a pro-rata spin-off of all shares of Scrap China Corporation owned by the Company to its common shareholders of record.

On September 7, 2007, the Company did a pro-rata spin-off of all shares of Oldwebsites.com, Inc. owned by the Company to its common shareholders of record.  At the completion of the spin-offs, Scrap China Corporation and Oldwebsites.com, Inc. became their own fully reporting entities and are no longer wholly owned subsidiaries of the Company.  On December 31, 2007, the Company sold RecycleNet Corporation (Ontario) to a related party.

Accordingly, the Company has reflected these operations as discontinued and has restated the prior year consolidated financial statements to conform to such presentation.

On November 7, 2007, the Company purchased 15,000,000 common shares of Waste.Net, Inc. for $9,000. This represents 100% of the issued common shares of Waste.Net, Inc. Waste.Net was incorporated on August 20, 2007.  Waste.Net, Inc. is a network responsible for building and maintaining the branding and awareness for RecycleNet's US recycling portal operations. Waste.Net, Inc has been divided into 5 regions.  The first region, Recycle West Network, was incorporated on August 20, 2007 to represent the states of Texas, New Mexico, Arizona, Nevada, Utah, Colorado, Oregon, Washington, Arkansas, Idaho, Montana, Wyoming, North Dakota, South Dakota and California.

Also on November 7, 2007, the Company purchased 600,000 common shares of Recycle West Network, Inc for $60.

On November 14, 2007 Waste.net purchased 3,000,000 common shares of Recycle West Network, Inc for $1,500. RecycleNet and Waste.net now control 100% of the common shares issued of Recycle West Network, Inc.

As such, Waste.Net, Inc. and Recycle West Network, Inc. are wholly owned subsidiaries of RecycleNet Corporation (Utah) and these companies are included in the consolidated financial statements of the Company.

Operations - The Company is in the business of designing Internet sites, Internet advertising and Internet trading of consumable recyclable goods. The Company has developed web site management, sales management, search, customer interaction, and transaction processing systems using a combination of proprietary custom designed technologies and commercially available licensed technologies. The Company designs web systems and flexible databases which allow for the addition, modification, or replacement of web site content. The Company provides Internet hosting facilities and redundant high speed Internet connectivity. The Company has developed its own content and web site management tools to facilitate the maintenance and updating of its web sites. The Company's primary operations are conducted from Ontario, Canada.  However, the U.S. dollar is the functional currency for the Company's consolidated operations because most of the Company’s transactions are in U.S. dollars. Gains and losses from foreign currency translations and exchange gains and losses are included in the results of operations.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - Due to their near-term nature, the amounts reported as trade accounts receivable, advances to related party, accounts payable, accrued liabilities and deferred revenues are considered to be reasonable approximations of their fair values.

Accounts Receivable – The Company provides an allowance for doubtful accounts equal to the estimated collection losses that could be incurred in collection of all receivables. The estimated losses are based on historical collection experience coupled with review of the current status of existing receivables. Allowance for doubtful accounts for December 31, 2007 and 2006 was $2,500 and $2,500, respectively.

Computer Equipment –Computer equipment is stated at cost. Maintenance and repairs of equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition, the cost and accumulated depreciation are eliminated from the accounts and a gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment, which are three to five years. Depreciation expense was $8,626 and $9,651 for the years ended December 31, 2007 and 2006, respectively.  Computer software costs incurred for internal use are expensed as incurred during the preliminary evaluation stage, are capitalized during the acquisition and development stage, and are expensed during the operation stage, including training and maintenance. Capitalizable software development costs for internal use were not material for the years ended December 31, 2007 and 2006.

Revenue Recognition - Revenue from services are recognized as the services are provided. Website advertising services are charged on a monthly or “pay per lead” basis without guarantee of the number of customers viewing the web site. Revenues from the Internet portal services business are derived from individual custom packages that include any combination of the following services: subscription fees, credit package bundles that are used in the “pay per lead” services, HTML linking services, advertising, and web page construction. The Company “pay per lead” service is designed so that the customer can buy the information that is of value to them instead of paying a monthly or annual fee.  With respect to the Internet portal sites that facilitate e-commerce trading, the Company only charges a fee for services that are provided to customers. The Company does not charge sellers or buyers a percentage of the value of their transactions nor does the Company charge a back-end fee. Customer payments received in advance of providing services are recorded as deferred revenue and are then recognized proportionately as services are performed.

Advertising Costs - Advertising costs are charged to expense in the period incurred. Advertising expense for the years ended December 31, 2007 and 2006 was $16,023 and $12,851 respectively.

Recent Accounting Pronouncements - In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 ("FIN 48")”, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merits.  The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.  The Company does not expect that FIN 48 will have a material effect on its consolidated financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income shall be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141 (R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 141 (R) or SFAS No. 160.

Corrected prior year financial statements - During the course of preparing the financial statements for the three months ended March 31, 2007, the Company identified certain prior period misstatements whose impact was not material, either individually or in aggregate, to the Company’s financial statements for the year ended December 31, 2006. However, these misstatements were considered material to the Company’s financial statements for the three months ended March 31, 2007.  As a result, the Company corrected the financial statements for the year ended December 31, 2006.  The corrected balance sheet as of December 31, 2006 is included in these financial statements.  These misstatements relate to recognizing deferred revenue in a subsidiary of the Company.  The effect of correcting these misstatements resulted in an increase in deferred revenue of $2,345 and a decrease in total equity of $2,345, which included a decrease in net loss of $1,179.

Reclassification — Certain 2006 amounts have been reclassified to conform to the December 31, 2007 presentation. This has resulted in no change to the net income of the Company.

Basic and Diluted Income (Loss) per Common Share - Basic income (loss) per common share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding. Diluted income per common share is calculated by dividing net income by the weighted-average number of Class N (and Class X) shares and common shares outstanding to give effect to potentially issuable common shares, except during loss periods when those potentially issuable shares are anti-dilutive. At December 31, 2007, the Company had 56,800,000 Class N (and Class X) shares outstanding that were excluded from the calculation of diluted loss per share. The shares used in the computation of basic and diluted income (loss) per common share for the year ended December 31, 2007 and 2006 are as follows:

For the year Ended December 31,	2007	2006
Weighted-average number of common shares used in basic income (loss) per common share calculation	77,879,928	77,108,214
Incremental potentially issuable common shares from assumed conversion of Class N (and Class X) common shares	-	60,539,259
Weighted-average number of common shares and dilutive potential common shares used in diluted income (loss) per common share calculation	77,879,928	137,647,473

NOTE 2 - ACQUISITIONS

On November 7, 2007, the Company purchased 15,000,000 common shares of Waste.Net for $9,000. This represents 100% of the issued common shares of Waste.Net, Inc.

Also on November 7, 2007, the Company purchased 600,000 common shares of Recycle West Network, Inc for $60.

On November 14, 2007 Waste.net purchased 3,000,000 common shares of Recycle West Network, Inc for $1,500 US. RecycleNet and Waste.net now control 100% of the common shares issued of Recycle West Network, Inc.

Domain Names - During the year ended 2007, the Company purchased the web domain “scrap.net” and all rights to the name for cash of $7,669. During 2006, the Company purchased the web domain’s “BMEx.org” and “wastechange.org” and all rights to the names for cash of $3,500 and $35,000, respectively.  The entire purchase price for these websites were allocated to the website which was accounted for as marketing and advertising costs in accordance with Statement of Position No. 98-01.  Accordingly, the advertising costs were expensed at the date of acquisition.

NOTE 3 - RELATED PARTY TRANSACTIONS

Related Party Receivable — At various times during 2007 and 2006, the Company paid expenses on behalf of Scrap China Corporation, resulting from travel, management, legal and accounting expenses. Additional funds, if required, will be provided by the Company and will be treated as an advance to a related party.  These advances are due on demand and bear no interest. At December 31, 2007 and 2006, amounts due from Scrap China totaled $146,185, and $110,957, respectively.

During the year ended December 31, 2006, the Company advanced an affiliate of the Company $5,000 with no terms of repayment.

Service Agreements - The Company has an agreement with Inter-Continental Recycling, Inc. to provide various services for the Company. Inter-Continental Recycling, Inc. is 100% owned by the immediate family of the President of the Company. The Company is billed monthly for services provided for management and sales activities, which vary monthly based on the activity level. The charges for these services for the twelve months ended December 31, 2007 and 2006 were $425,496 and $371,331 respectively.

All management and staff are retained on an unwritten contract basis under a related party transaction with Inter-Continental Recycling Inc. Because of the affiliation between Inter-Continental and the Company, the agreement between them has no definite duration and will continue as necessary for the conduct of business by the Company. Inter-Continental assigns and provides employees to the Company as long as the Company requires them and can pay the associated costs. Inter-Continental provides services to and for the Company by employees of Inter-Continental. There is no mark-up or other charge incurred by the Company from Inter-Continental and the Company pays the same amount for services for the Inter-Continental employee’s as does Inter- Continental.  The management/staff charges for the years ended December 31, 2007 and 2006 were $333,947 and $305,534, respectively.

Internet service provider (ISP) fees are billed on a monthly basis from Inter-Continental Recycling Inc. to the Company.  The ISP charges for the years ended December 31, 2007 and 2006 were $29,443 and $40,734, respectively.

Inter-Continental Recycling Inc. and the Company are also engaged in a merchant services agreement. On behalf of Inter-Continental Recycling Inc. the Company operates, maintains, bills and collects payments for services offered on web sites owned by Inter-Continental Recycling Inc.  The Company then issues payment to Inter-Continental Recycling Inc. for an agreed upon rate.  The commissions paid, and recorded by the Company for this merchant service agreement with Inter-Continental Recycling Inc. for the years endedDecember 31, 2007 and 2006 were $62,106 and $25,063, respectively.

The Company has office space in a facility owned by the President of the Company. For the years ended December 31, 2007 and 2006, rent expense was $2,245 and $2,117, respectively.

Under the terms of a distribution rights agreement related to the Rhodium WebWeaver TurnKey E-Commerce system, the Company is obligated to pay Mr. Roszel, the President of the Company, a $1,000 royalty payment for each Rhodium WebWeaver license the Company is able to secure.  For the years ended December 31, 2007 and 2006, no royalty payments were required under this agreement.

NOTE 4 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 250,000,000 common shares with a par value of $0.01 per share. The board of directors is authorized to designate one or more series within the class of common shares and to designate relative preferences, limitations and rights. The Board has designated 70,896,789 common shares as Class N shares. The Class N shares have voting rights of one vote per share and are non-equity participating. The Class X common shares are non-voting but equity participating. The Class N and Class X shares are convertible into common shares on the basis of one Class N share and one Class X share into one common share of the Company, solely at the option of the holders.

In August and September 2007, 1,983,198 Class X/N shares were converted by shareholders into 1,983,198 Common shares of RecycleNet Corporation. A shareholder is entitled to convert one Class X share along with one Class N share into one Common share of the Corporation at no cost to the shareholder. After the conversion, the Company had 58,556,061 class X/N shares outstanding.

In September 2007, 1,756,061 Class X/N shares were redeemed by shareholders for $47,414 cash.  After the redemption, the Company had 56,800,000 class N and X shares outstanding.

As further discussed in Note 6, the Company approved a pro-rata spin-off of Scrap China Corporation in January 2006, recognizing a contribution from shareholders of $58,624 and approved a pro-rata spin-off of Oldwebsites.com, Inc. in September 2007, recognizing a distribution to shareholders of $48,409.

As further discussed in Note 6, the Company sold RecycleNet Corporation (Ontario) to a related party and recognized a distribution to shareholders of $40,427.

NOTE 5 - INCOME TAXES

Deferred tax assets are comprised of the following at December 31, 2007 and 2006:

For the years ended December 31,	2007	2006
Operating Loss Carry Forward	$284,604	$434,580
Valuation Allowance	(284,604)	(434,580)
Total Deferred Tax Asset	$-	$-

The Company had no income tax expense for the years ended December 31, 2007 and 2006.

The following is a reconciliation of the amount of expense that would result from applying federal statutory rates to pretax income (loss) with the provision for income taxes for the years ended December 31:

For the years ended December 31,	2007	2006
Tax at federal statutory rates (34%)	$(26,187)	$44,946
Benefit of operating loss carryforward	-	(1,680)
Net operating losses diluted by spin-off and sale	40,057	-
Expiration of net operating losses	152,371	-
Other changes in the valuation allowance	(166,751)	(44,831)
State Benefit, net of federal tax	(914)	(2,676)
Effect of actual tax rates lower than statutory rate	(203)	4,039
Effect of exchange rates	1,627	202
Provision for Income Taxes	$-	$-

The Company has federal operating loss carry forwards of $710,761 that expire from 2008 through 2027. The use of operating loss carry forwards are limited and may not be available to offset future income.

NOTE 6 – DISCONTINUED OPERATIONS

On November 24, 2005, the Board of Directors approved a pro-rata spin-off of all shares of Scrap China Corporation effective January 20, 2006. The common shareholders of RecycleNet received one share of Scrap China Corporation for every ten shares of RecycleNet common stock.  The Board of Directors of RecycleNet decided to distribute the Scrap China Corporation shares to the RecycleNet shareholders to benefit its shareholders and to separate the different lines of business. At January 20, 2006, Scrap China had common stock of $10,000 and accumulated losses of $68,624.  This spin-off of Scrap China Corporation resulted in the shareholders of the Company assuming the common stock and accumulated losses of Scrap China Corporation and the Company recorded a contribution from shareholders in the amount of $58,624. The discontinued operations of Scrap China Corporation for the year ended December 31, 2006 are as stated below.

On June 6, 2007, the Board of Directors approved a pro-rata spin-off of all shares of Oldwebsites.com, Inc. effective September 7, 2007. The common shareholders of RecycleNet received one share of Oldwebsites.com, Inc. for every ten shares of RecycleNet common stock.  The Board of Directors of RecycleNet decided to distribute the Oldwebsites.com, Inc. shares to the RecycleNet shareholders to benefit its shareholders and to separate the different lines of business. At September 7, 2007, Oldwebsites.com, Inc. had common stock of $131,927 and accumulated losses of $83,518.  This spin-off of Oldwebsites.com, Inc. resulted in the shareholders of the Company assuming the common stock and accumulated losses of Oldwebsites.com, Inc. and the Company recorded a distribution to shareholders in the amount of $48,409. The discontinued operations of Oldwebsites.com, Inc. for the years ended December 31, 2007 and 2006 are as stated below.

On December 31, 2007, the Company sold its RecycleNet Corporation (Ontario) operations to Inter-Continental Recycling Inc., a related party. Inter-Continental Recycling Inc. assumed the outstanding debt of $138,019 owed by RecycleNet Corporation (Utah) to RecycleNet Corporation (Ontario) in exchange for 100% of the issued and outstanding common shares of RecycleNet Corporation (Ontario) held by RecycleNet Corporation (Utah). At December 31, 2007, RecycleNet (Ontario) had common stock of $3 and accumulated losses of $458,674. As a result of the sale, the Company recognized a distribution to shareholders in the amount of $40,427. The discontinued operations of RecycleNet Corporation (Ontario) for the years ended December 31, 2007 and 2006 are as stated below.

A summary of the results from discontinued operations for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006
Oldwebsites.com, Inc.
Net revenue	$3,129	$7,197
Operating expenses	(36,064)	(9,188)

Loss from operations	(32,935)	(1,991)

Net loss	$(32,935)	$(1,991)

	2007	2006
RecycleNet Corporation (Ontario)
Net revenue	$79,698	$88,790
Operating expenses	(76,943)	(73,473)

Income from operations	2,755	15,317

Net income	$2,755	$15,317

	2007	2006
Scrap China
Net revenue	$-	$-
Operating expenses	-	4,494

Loss from operations	-	(4,494)

Net loss	$-	$(4,494)

NOTE 7 – CONTINGENCIES

During March 2007, RecycleNet Corporation terminated an agreement with an independent contractor.  The Company paid all commissions due up to and including the date of termination of the agreement, and these amounts were included in the financial reports for the first quarter.  The Company also paid to the independent contractor a one time amount which was the equivalent of one month commission (based on the average of the previous 3 months commission that he had received).

During July 2007 the Company was served with a Statement of Claim from the Superior Court of Justice in Ontario Canada, where the individual involved claims that his employment was wrongfully terminated and is seeking damages.

It is the position of the Company that the claim has no merit as the individual was not an employee of the Company but was an independent contractor.  Consequently, we have not accrued any provision for liabilities in the Financial Statements for this claim.

The Company intends to vigorously defend against the claim.  A Notice of Intent to Defend was served on behalf of the Company on or about July 24, 2007, and a copy of the Notice of Intent to Defend has been filed in the appropriate court file.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
None.

Item 8A.   CONTROLS AND PROCEDURES
Evaluation of disclosure controls and procedures.

As of the end of the period covered by this report, the Company conducted an evaluation, under the supervision and with the participation of the principal executive officer and principal financial officer, of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)). Based on this evaluation, the principal executive officer and principal financial officer concluded that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2007. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Our management has concluded that, as of December 31, 2007, our internal control over financial reporting is effective based on these criteria.

Changes in internal control over financial reporting.

There was no change in our internal control over financial reporting that occurred during the quarter ended December 31, 2007 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 8B. OTHER INFORMATION

LEGAL PROCEEDINGS - During March 2007 RecycleNet Corporation terminated an agreement with an independent contractor.  The Company paid all commissions due up to and including the date of termination of the agreement, and these amounts were included in the financial reports for the first quarter.  The Company also paid to the independent contractor a one time amount which was the equivalent of one month commission (based on the average of the previous 3 months commission that he had received).

During July 2007 the Company was served with a Statement of Claim from the Superior Court of Justice in Ontario Canada, where the individual involved claims that his employment was wrongfully terminated and is seeking damages.

It is the position of the Company that the claim has no merit as the individual was not an employee of the Company but was an independent contractor.  Consequently, we have not accrued any provision for liabilities in the Financial Statements for this claim.

The Company intends to vigorously defend against the claim.  A Notice of Intent to Defend was served on behalf of the Company on or about July 24, 2007, and a copy of the Notice of Intent to Defend has been filed in the appropriate court file.

PROXY
RECYCLENET CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned shareholder of RECYCLENET CORPORATION (“Company”) hereby constitutes and appoints Paul Roszel and Richard R. Ivanovick, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to held at the office of Hertzberger, Olsen and Associates located at Corporate Square, Penthouse, 30 Duke St. W., Kitchener, Ontario, Canada, on Friday June 20, 2008, at 10:15 o’clock a.m., EST and at any adjournment thereof.

ELECTION OF DIRECTORS: Three persons are nominated - Paul Roszel, Richard R. Ivanovick and Keith Deck (each shareholder has the right to vote the number of common shares held for each of the three nominees and election of a nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting).

“FOR” all nominees [  ]
Withhold authority to vote for all nominees [  ]
Withhold authority to vote for nominee(s) named below:

Paul Roszel [ ]	Richard R. Ivanovick [ ]	Keith Deck [ ]

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Hansen, Barnett & Maxwell as the Company’s public accountants for the coming year.

FOR [ ]	AGAINST [ ]

AMEND THE ARTICLES OF INCORPORATION: To amend the Articles of Incorporation for the Class “N” voting, non-equity shares of the Company to be directly convertible to common shares on a one for one basis.

FOR [ ]	AGAINST [ ]

OTHER BUSINESS:  Such other business as may properly come before the meeting.

AUTHORITY GRANTED [ ]	AUTHORITY WITHHELD [ ]

Please mark, date and sign your name exactly as it appears hereon and return the Proxy as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting in person.  When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title.  If shares are held jointly, each owner must sign.

Number of Common Shares:____________	______________________________
Signature
_____________________________
Joint Owner (if any)
Dated:________________, 2008	______________________________
Printed name(s)/Capacity